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                                                                       Exhibit 2
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                           ENSEC INTERNATIONAL, INC.
                     751 Park of Commerce Drive, Suite 104
                           Boca Raton, Florida 33487

                        INCENTIVE STOCK OPTION AGREEMENT
                        --------------------------------

          THIS AGREEMENT CERTIFIES THAT, for value received, CHARLES N. FINKEL (the "Optionee"), is entitled to purchase from ENSEC INTERNATIONAL, INC., a Florida corporation (the "Company"), twenty five thousand (25,000) shares of the Company's common stock, $.01 par value per share (the "Common Stock"), subject to adjustment pursuant to Section 9 hereof, at the price of $3.00 per share (the "Exercise Price").

          1.  Grant Under 1996 Stock Option Plan.  This option is granted
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pursuant to and is governed by the Company's 1996 Stock Option Plan (the "Plan")
and, unless the context otherwise requires, terms used herein shall have the same meaning as in the Plan. Determinations made in connection with this option pursuant to the Plan shall be governed by the Plan as it exists on this date.
In the event of any inconsistency between this Agreement and the Plan, or if any issue is not addressed by this Agreement, the provisions of the Plan shall govern.

          2.  Grant as Incentive Stock Option; Other Options.  This option is
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intended to qualify as an incentive stock option under Section 422 of the
Internal Revenue Code of 1986, as amended (the "Code"). This option is in addition to any other options heretofore or hereafter granted to the Optionee by the Company.

          3.  Vesting.  Subject to the provisions of Section 12 hereunder, the
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option granted under this Agreement shall vest and become exercisable in three installments of eight thousand three hundred thirty three and one-third (8,333-1/3) shares each, with the first installment to occur upon the consummation of the Company's initial public offering, and the next two installments to occur upon the first two anniversaries of such consummation, provided that the Optionee is still employed by the Company on such anniversary dates. The options may be exercised up to and including the date which is ten
(10) years from the date the options are granted.

          4.  Partial Exercise.  Exercise of this option up to the extent above
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stated may be made in part at any time and from time to time within the above limits, except that this option may not be exercised for a fraction of a share. Any fractional share with respect to which an installment of this option cannot be exercised because of the limitation contained in the preceding sentence shall remain subject to this option and shall be available for later purchase by the Optionee in accordance with the terms hereof.

          5.  Payment of Price.  The option price is payable (i) in cash, (ii)
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by certified check or bank cashier's check payable to the order of the Company in the amount of such purchase price, (iii) by delivery to the Company of Common Stock having a fair market value equal to such purchase price, provided that such Common Stock has been owned by the Optionee for such period
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as the Compensation Committee (the "Committee") of the Company's Board of
Directors may determine as necessary to avoid adverse accounting treatment by the Company, (iv) by irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay such purchase price and to sell the Common Stock to be issued upon exercise of the option and deliver the cash proceeds less commissions and brokerage fees to the Optionee or to deliver the remaining shares of Common Stock to the Optionee, or (v) by any combination of the methods of payment described in (i) through (iv) above.

          6.  Agreement to Purchase for Investment.  By acceptance of this
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option, the Optionee agrees that a purchase of shares under this option will not be made with a view to their distribution, as that term is used in the Securities Act of 1933, as amended (the "Act"), unless in the opinion of counsel to the Company such distribution is in compliance with or exempt from the registration and prospectus requirements of the Act, or a registration statement is in effect pursuant to the Act with respect to the shares, and the Optionee agrees to sign a certificate to such effect at the time of exercising this option and agrees that the certificate for the shares so purchased may be inscribed with a legend to ensure compliance with the Act.

          7.  Method of Exercising Option.  Subject to the terms and conditions
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of this Agreement, this option may be exercised by written notice to the
Company, at the principal executive office of the Company, or to such transfer agent as the Company shall designate. Such notice shall state the election to exercise an option and the number of shares in respect of which it is being exercised and shall be signed by the person or persons so exercising this option. Such notice shall be accompanied by payment of the full purchase price of such shares, and the Company shall deliver a certificate or certificates representing such shares as soon as practicable after such payment shall be received. The certificate or certificates for the shares as to which this option shall have been so exercised shall be registered in the name of the person or persons so exercising this option (or, if this option shall be exercised by the Optionee and if the Optionee shall so request in the notice exercising this option, shall be registered in the name of the Optionee and another person jointly, with right of survivorship) and shall be delivered as provided above to or upon the written order of the person or persons exercising this option. In the event this option shall be exercised by any person or persons other than the Optionee (if in compliance with the Plan), such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise this option. All shares that shall be purchased upon the exercise of this option as provided herein shall be fully paid and non-assessable.

          8.  No Obligation to Exercise Option.  The grant and acceptance of
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this option imposes no obligation on the Optionee to exercise the option.

          9.  Capital Changes and Business Successions.  The Plan contains
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provisions covering this treatment of options in a number of contingencies such as stock splits and mergers. Provisions in the Plan for adjustment with respect to stock subject to options and the related provisions with respect to successors to the business of the Company are hereby made applicable hereunder and are incorporated herein by reference.

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          10.  Reservation of Common Stock.  The Company will at all times
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reserve and keep available for issuance upon the exercise of this Agreement such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full hereof, and upon such issuance such shares of Common Stock will be validly issued, fully paid, and nonassessable.

          11.  No Shareholder Rights or Obligation.  This Agreement will not
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entitle the Optionee (or subsequent holder of this Agreement) hereof to any voting rights or other rights as a shareholder of the Company. No provision of this Agreement will give rise to any obligation of the Optionee for the Exercise Price of Common Stock acquirable by exercise hereof or as a shareholder of the Company.

          12.  Acceleration of Vesting; Lapse of Option.  Pursuant to Section
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7(d) of the Plan, the following provisions shall apply to the Optionee with respect to the acceleration and lapse of the option granted hereunder.

               (a) In the event that the Optionee is terminated by the Company with Cause (as such term is defined in Section 6(c) of that certain Employment Agreement, dated as of May 15, 1996, by and between the Optionee and the Company (the "Employment Agreement")), the unvested portion of the option granted hereunder shall lapse and become null and void and no further vesting of such option shall occur. Any or all of the vested but unexercised portion of any option (the "Unexercised Portion") shall remain exercisable for a period of three (3) business days after the date of the Optionee's termination.

               (b) In the event that the Optionee is terminated by the Company due to the Optionee's death or disability (as such term is defined in Section 6(b) of the Employment Agreement)), the unvested portion of the option granted hereunder shall lapse and become null and void as of the date of such termination and no further vesting of such option shall occur. Any or all of the Unexercised Portion of such Option (if any) shall remain exercisable for a period of one (1) year after the later of (i) the date of the Optionee's termination, or (ii) the termination of any restrictions on the transfer of shares of Common Stock underlying such option imposed in connection with the Company's initial public offering of its Common Stock.

               (c) In the event that the Optionee terminates his employment with the Company pursuant to Section 6(e) of the Employment Agreement, the unvested portion of the option granted hereunder shall lapse and become null and void as of the date of such termination and no further vesting of such option shall occur. Any or all of the Unexercised Portion of such option (if any) shall remain exercisable for a period of one (1) year after the date of the Optionee's termination.

               (d) In the event that a Change in Control occurs or the Optionee is terminated by the Company Without Cause (as such term is defined in Section 6(d) of the Employment Agreement), the unvested portion of the option granted hereunder (as of the date of consummation of such Change in Control or the date of termination, as the case may be) shall immediately vest and become exercisable and any or all of the Unexercised Portion of such option (including such immediately vesting portion) shall remain exercisable for a period of one
(1) year after the later of

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(i) the date of the Optionee's termination, or (ii) the termination of any restrictions on the transfer of shares of Common Stock underlying such option imposed in connection with the Company's initial public offering of its Common Stock.

          (e) In the event that the Optionee is terminated by the Company pursuant to Section 6(c)(ii) of the Employment Agreement, all options granted hereunder shall immediately lapse and become null and void as of the date of such termination, this Agreement shall terminate and any and all obligations of the Company hereunder shall be of no further force and effect.

          (f) Upon the expiration of any of the time periods specified in Sections 12(a)-(d) hereof, any remaining unexercised options shall lapse and become null and void, this Agreement shall terminate and any and all obligations of the Company hereunder shall be of no further force or effect.

          (g) Subject to the provisions of this Section 12 and the Plan, all unexercised options granted hereunder shall lapse and become null and void ten
(10) years after the Date of Grant of such options.

          13.  Amendments.  Except as expressly contemplated by the Plan, the
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provisions of this Agreement may not be amended, supplemented, waived or changed orally, but only by a writing signed by the party as to whom enforcement of any such amendment, supplement, waiver or modification is sought and making specific reference to this Agreement.

          14.  Assignments.  Except as otherwise provided herein, no party shall
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assign his or its rights and/or obligations hereunder without the prior written consent of each other party to this Agreement.

          15.  Further Assurances.  The parties hereby agree from time to time
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to execute and deliver such further and other transfers, assignments and documents and do all matters and things which may be convenient or necessary to more effectively and completely carry out the intentions of this Agreement.

          16.  Binding Effect.  All of the terms and provisions of this
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Agreement, whether so expressed or not, shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective legal representatives, successors and permitted assigns.

          17.  Notices.  All notices, requests, consents and other
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communications required or permitted under this Agreement shall be in writing
(including telex and telegraphic communication) and shall be (as elected by the person giving such notice) hand delivered by messenger or courier service, telecommunicated, or mailed (airmail if international) by registered or certified mail (postage prepaid), return receipt requested, addressed to:

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If to the Optionee:

          Charles N. Finkel
          7181 Lyonshead
          Boca Raton, Florida  33496

If to the Company:

          Ensec International, Inc.
          Attention: Corporate Secretary
          751 Park of Commerce Drive, Suite 104
          Boca Raton, Florida  33487

or to such other address as any party may designate by notice complying with the terms of this Section. Each such notice shall be deemed delivered (a) on the date delivered if by personal delivery; (b) on the date of transmission with confirmed answer back if by electronic transmission; and (c) on the date upon which the return receipt is signed or delivery is refused or the notice is designated by the postal authorities as not deliverable, as the case may be, if mailed.

          18.  Survival.  All covenants, agreements, representations and
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warranties made herein or otherwise made in writing by any party pursuant hereto shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

          19.  Jurisdiction and Venue.  The parties acknowledge that a
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substantial portion of negotiations, anticipated performance and execution of this Agreement occurred or shall occur in Palm Beach County, Florida, and that, therefore, without limiting the jurisdiction or venue of any other federal or state courts, each of the parties irrevocably and unconditionally (i) agrees that any suit, action or legal proceeding arising out of or relating to this Agreement may be brought in the courts of record of the State of Florida in Palm Beach County or the courts of the United States, Southern District of Florida, West Palm Beach Division; (ii) consents to the jurisdiction of each such court in any suit, action or proceeding; (iii) waives any objection which it may have to the laying of venue of any such suit, action or proceeding in any of such courts; and (iv) agrees that service of any court paper may be effected on such party by mail, as provided in this Agreement, or in such other manner as may be provided under applicable laws or court rules in said state.

          20.  Enforcement Costs.  If any legal action or other proceeding is
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brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees, court costs and all expenses even if not taxable as court costs (including, without limitation, all such fees, costs and expenses incident to appeals), incurred in that action or proceeding, in addition to any other relief to which such party or parties may be entitled.

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          21.  Governing Law.  This Agreement and all transactions contemplated
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by this Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Florida.

          22.  Provision of Documentation to Optionee.  By signing this
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Agreement, the Optionee acknowledges receipt of a copy of this Agreement and a copy of the Company's 1996 Stock Option Plan.

          23.  Entire Agreement.  This Agreement and the Plan represent the
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entire understanding and agreement between the parties with respect to the subject matter hereof, and supersedes all other negotiations, understandings and representations (if any) made by and between such parties.

          IN WITNESS WHEREOF, the Company and the Optionee have caused this instrument to be executed, and the Optionee whose signature appears below acknowledges acceptance of an original copy of this Agreement.

Date of Grant:  as of May 15, 1996
Date of Agreement: as of May 15, 1996

                                 ENSEC INTERNATIONAL, INC.


/s/ Charles N. Finkel            By:   /s/ James K. Norman
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Optionee                               James K. Norman, Vice President


Charles N. Finkel
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Name of Optionee

7181 Lyonshead
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Street Address

Boca Raton      Florida     33496
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City             State     Zip Code


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